UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):               October 12, 2018

Solitron Devices, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-04978	22-1684144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Section 1 – Registrant's Business and Operations

Item 1.01
Entry into a Material Definitive Agreement.

On October 12, 2018, Olesen Value Fund L.P. ("Olesen") delivered to Solitron Devices, Inc. ("Solitron" or the "Company") an irrevocable proxy designating Tim Eriksen as Olesen's proxy for purposes of voting all of Solitron's shares owned by Olesen in favor of the director nominees recommended by the Board of Directors of Solitron (the "Board") for the next two annual meetings of the stockholders of Solitron. Olesen granted this irrevocable proxy in connection with being deemed an "Exempt Person" under the Rights Agreement, dated as of May 12, 2017, between Solitron and Continental Stock Transfer & Trust Company by the Board and being permitted to increase its ownership above 10% of Solitron's outstanding common stock.

Section 9 – Financial Statements and Exhibits

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.
Description
10.1
Irrevocable Proxy, dated October 12, 2018, granted by Olesen Value Fund L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLITRON DEVICES, INC.

October 15, 2018	By:	/s/ Tim Eriksen
Tim Eriksen
Chief Executive Officer and Interim Chief Financial Officer